Application for **Athene® Amplify**
Single Purchase Payment Index-Linked Deferred Annuity

ATHENE
www.atheneannuity.com
Exhibit 4.2

Athene Annuity and Life Company
Mailing Address: PO Box 1555, Des Moines, IA 50306-1555
Overnight Address: 7700 Mills Civic Parkway, West Des Moines, IA 50266-3862
Customer Contact Center - Tel: 888 266 8489 Fax: 866 709 3922

FINANCIAL PROFESSIONAL CODE & NAME:	
APP SIGNED STATE:	DISTRIBUTOR LICENSE ID #:

1. PRODUCT

Product Name | Rider(s)

2. OWNER

Individual or Trustee First Name	M. I.	Last Name		Suffix
Trust or Company Name				
Social Security Number/Tax ID	Date of Birth (MM/DD/YY)	Gender ☐M ☐F	Relationship to Proposed Annuitant: ☐Spouse ☐Other:	

Street Address (Required - No PO Box)	City	State	Zip	Country
Mailing Address (Optional)	City	State	Zip	Country

US Citizen ☐Yes ☐No	Country of Citizenship	Email	Phone

Note: If the proposed owner(s) is not a natural person, for example a trust, a corporation or an association, then additional documentation will be required to establish the entity's legal identity and who has authority to legally act on behalf of the entity. If contingent owner exists, include the Contingent Owner Form.

3. JOINT OWNER Not applicable to qualified contracts or to those not owned by natural persons

First Name	M. I.	Last Name		Suffix
Social Security Number/Tax ID	Date of Birth (MM/DD/YY)	Gender ☐M ☐F	Relationship to Proposed Annuitant: ☐Spouse ☐Other:	

Street Address (Required - No PO Box)	City	State	Zip	Country
Mailing Address (Optional)	City	State	Zip	Country

US Citizen ☐Yes ☐No	Country of Citizenship	Email	Phone

4. REPLACEMENT This section **must** be completed

1. ☐ Yes ☐ No Do you have an existing life insurance policy or annuity contract?
2. ☐ Yes ☐ No Will this annuity change or replace an existing life insurance policy or annuity

5. ANNUITANT (complete if different from owner)

First Name	M. I.	Last Name		Suffix
Social Security Number	Date of Birth (MM/DD/YY)	Gender M ☐ F ☐	Phone Number	
Street Address (Required - No PO Box)	City	State	Zip	Country

ICC18 21497

Page 1 of 5

Application for **Athene® Amplify**

Single Purchase Payment Index-Linked Deferred Annuity

ATHENE
www.atheneannuity.com

6. JOINT ANNUITANT Not applicable to non-spouse or qualified contracts

First Name	M. I.	Last Name		Suffix
Social Security Number	Date of Birth (MM/DD/YY)	Gender ☐M ☐F	Phone Number	
Street Address (Required - No PO Box)	City	State	Zip	Country

7. TRUSTED CONTACT PERSON INFORMATION (Optional)

By choosing to provide information about a trusted contact person, you authorize us to contact the trusted contact person listed below and disclose information about your account to that person in the following circumstances: to address possible financial exploitation, to confirm the specifics of your current contact information, health status, or the identity of any legal guardian, executor, trustee or holder of a power of attorney, or as otherwise permitted by FINRA Rule 2165 (Financial Exploitation of Specified Adults).

First Name	M. I.	Last Name		Suffix
Street Address (Required - No PO Box)	City	State	Zip	Country
Email		Relationship to Owner/Joint Owner		
Work Phone ( ) -	Home Phone ( ) -	Mobile Phone ( ) -		

8. BENEFICIARIES

- Proceeds will be divided equally if no percentages are listed. All beneficiaries must be living/existing at the time of Application. The sum of the percentages for Primary and Contingent Beneficiaries, respectively, must total 100%. A contingent beneficiary will receive the proceeds if the primary beneficiary dies prior to the payment of any proceeds.
- If the beneficiary is a trust, include the name and trust creation date on the Beneficiary name line.
- Please provide Social Security/Tax Identification Numbers to expedite future Death Claim processing.
- List additional beneficiaries on a separate page. Owner must sign, date and include required information.

Individual, Trust or Company Name		☐Primary ☐Contingent	Percentage %	Phone Number
SSN/TIN	Date of Birth(MM/DD/YY)	Gender ☐M ☐F	Relationship to Proposed Annuitant:	
Address		City	State	Zip	Country

Individual, Trust or Company Name		☐Primary ☐Contingent	Percentage %	Phone Number
SSN/TIN	Date of Birth(MM/DD/YY)	Gender ☐M ☐F	Relationship to Proposed Annuitant:	
Address		City	State	Zip	Country

40555411.1

ICC18 21497

Page 2 of 5

Application for **Athene® Amplify**
Single Purchase Payment Index-Linked Deferred Annuity

ATHENE
www.atheneannuity.com

8. BENEFICIARIES (continued)

Individual, Trust or Company Name		☐Primary ☐Contingent	Percentage %		Phone Number
SSN/TIN	Date of Birth(MM/DD/YY)	Gender ☐M ☐F	Relationship to Proposed Annuitant:		
Address		City	State	Zip	Country

Individual, Trust or Company Name		☐Primary ☐Contingent	Percentage %		Phone Number
SSN/TIN	Date of Birth(MM/DD/YY)	Gender ☐M ☐F	Relationship to Proposed Annuitant:		
Address		City	State	Zip	Country

9. ANNUITY TYPE Select **one** option to indicate how **this contract** should be issued

☐ **Non-Qualified**

☐**IRA** (select only one): ☐ Traditional ☐ Roth ☐ SEP

☐ **Inherited IRA** (select only one): ☐ Traditional ☐ Roth

For Qualified options, select all that apply:
☐ Contribution Year______ ☐ Direct ☐ Rollover within 60

if inherited IRA selected above, complete for decedent: Decedent Name:		
Relationship to Proposed Annuitant: ☐Spouse ☐Other:	Date of Birth (MM/DD/YY)	Date of Death (MM/DD/YY)

[1]Please complete and submit the applicable Request for Funds Form or ACORD 951 form, for each account to be transferred into this contract.
[2]I understand that, except in the case of a Roth Conversion, I can make only one rollover from an IRA (including a Traditional IRA, Roth IRA, or SEP IRA) to an IRA in any 1-year period, regardless of the number of IRAs I own.

10. PREMIUMS Make all checks payable to **Athene Annuity and Life Company;** estimate total transfer amounts

New purchase	$
Transfer/Rollover	$
Internal Transfer Existing Athene Contract Number(s) ____________________	$
Total Anticipated Premium	$

11. ELECTRONIC DOCUMENT DELIVERY

By providing your email address in Section 2 and signing the application, you will receive information about electronic document delivery. After your annuity is issued, you will receive an email with a link to our website to authorize electronic document delivery. Until your authorization for electronic delivery has been finalized, you will receive all correspondence via U.S. Mail. While electronic delivery may significantly reduce the amount of mail sent to you, certain documents and service-related correspondence will continue to be sent via U.S. Mail.

40555411.1

ICC18 21497 Page 3 of 5

Application for Athene® Amplify Single Purchase Payment Index-Linked DeferredATHENE www.atheneannuity.co 12. AGREEMENTS AND SIGNATURES The Owner agrees that all statements and answers to questions in this application are true to the best of my knowledge and belief. All states: any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under statelaw. I have received a copy oftheprospectus. Yes No IRS CERTIFICATION Under penalties of perjury, I certify that: 1. The Social Security Number or Taxpayer Identification Number shown on this form is correct (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (as defined in the General Instructions of IRS Form W-9), and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Exemption from FATCA reporting code (if any): . (FATCA reporting codes can be found in the General Instructions on IRS Form W-9.) If you are only submitting this form for an account you hold in the United States, you may leave this field blank. Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The internal revenue Service does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding. Signed at City State On Date Owner Signature X Joint Owner Signature (if applicable) X Annuitant Signature (if other than Owner) X Joint Annuitant Signature (if applicable) X ICC18 21497 Page 4 of 4

Application for Athene® Amplify ATHENE Single Purchase Payment Index-Linked Deferred ATHENE www.atheneannuity.co 13. FINANCIAL PROFESSIONAL USEONLY 1. Yes No Does the applicant have an existing life insurance policy or annuity contract? 2. Yes No Will this annuity replace or change an existing life insurance policy or annuity contract? If (Yes) to either question, and if required by state regulation, replacement forms must accompany this application. 3. Yes No Is any participant on this contract or a dependent family member of a participant on this contract an active duty (full-time) service member (officer or enlisted) of the United States Armed Forces (Army, Navy, Air Force, Marine Corps, or Coast Guard)? If Yes, please complete Military Disclosure Form 18257. By signing below, I certify I have truly and accurately recorded on this application the information provided by the applicant. I certify that only company approved sales materials were used and that copies of such materials were 1) left with the client and 2) retained in my files. I certify any required disclosure material has been presented to the applicant. I have not made any statements which differ from this material nor have I made any promises about the future expected values of this Contract. Complete the following section for any additional producers and indicate the split percentages. Producer Name Producer Code Producer Phone Number/Email Address Split % - must Equal 100% Producer Signature Date Signed Producer Name (print please) Producer Phone Number Producer Email Commission Option 1 Commission Option 2 Commission Option 3 ICC18 21497 Page 5 of 5

Athene® Amplify
Segment Allocation

ATHENE
www.atheneannuity.co

Athene Life Insurance Company
Mailing Address: PO Box 1555, Des Moines, IA 50306-1555
Overnight Address: 7700 Mills Civic Parkway, West Des Moines, IA 50266-3862
Customer Contact Center - Tel: 888 266 8489 Fax: 866 709 3922

Policy Number: (if available)

INSTRUCTIONS

This form is required to establish the Segment Allocations and must accompany the Application for Athene Amplify.

1. OWNER INFORMATION

Individual or Trustee First Name	M. I.	Last Name	Suffix
Trust or Company Name (Required for Non-Natural Owners)			

2. SEGMENT ALLOCATION

Please select the Segment Options you would like your Purchase Payment allocated to by indicating the percentage each Segment Option should receive. Allocations must be made in whole (1%) increments and total 100%.

Buffer Segment Options				
Segment Term	**Index/ticker**	**Protection Level**	**Index Allocation Percentage**	**Allocation**
1-year	S&P (SPX)	10%	100%	%
	Russell 2000 (RUT)	10%	100%	%
	MSCI EAFE (EFA)	10%	100%	%
2-year	S&P (SPX)	10%	100%	%
	Russell 2000 (RUT)	10%	100%	%
	MSCI EAFE (EFA)	10%	100%	%
6-year	S&P (SPX)	20%	100%	%
	Performance Blend (SPX, RUT, EFA)*	10%	50%/30%/20%	%

*The Performance Blend is a weighted average where 50% of the Interest Credit would reflect the return of the best performing Index on the Segment End Date, 30% of the Interest Credit would reflect the second best performing Index on the Segment End Date and 20% of the Interest Credit would reflect the lowest performing Index on the Index End Date.

Floor Segment Options				
Segment Term	**Index/ticker**	**Protection Level**	**Index Allocation Percentage**	**Allocation**
1-year	S&P (SPX)	10%	100%	%
	Russell 2000 (RUT)	10%	100%	%
	MSCI EAFE (EFA)	10%	100%	%
2-year	S&P (SPX)	10%	100%	%
	Russell 2000 (RUT)	10%	100%	%
	MSCI EAFE (EFA)	10%	100%	%

Fixed Segment Options			
Segment Term	**Index/ticker**	**Protection Level**	**Allocation**
1-year	N/A	N/A	

Total (must equal 100%):______%

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Athene® Amplify ATHENE www.atheneauunity.co Segment Allocation 3. OPTIONAL AUTOMATIC REBALANCING You have the option to establish Automatic Rebalancing, based on the allocations you selected in Section 2, Segment Allocation. If you choose this option, we will automatically transfer your Segment Values among your Segment Options at each Segment End Date within the first six Contract Years so that you maintain your chosen Segment Allocations. Do you elect to establish Optional Automatic Rebalancing among the Segment Allocations selected in Section 2? Yes No 4. SIGNATURE(S) Owner Signature X Date Joint Owner Signature (if applicable) X Date Page 2 of 2